PixarBio

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement") is made as of November 1, 2015 (the "Effective Date") by and among and (i) each holder of the Company's Common Stock listed on Schedule A hereto (the "Key Holders") and (ii) each purchase of the Company's Common Stock listed on Schedule B hereto (the "Founders") (the "Investors" and together with the Key Holders, the "Stockholders") and PixarBio Corporation, a Nevada corporation (the "Company").

WHEREAS, the stockholders of the Company had previously entered into that certain Stockholders Agreement, dated November 7, 2013, as amended and restated by the Amended and Restated Stockholders Agreement dated November 18, 2013 (the "Original Agreement"), whereby the Stockholders and the Company agreed to certain terms and conditions governing the transfer of shares of capital stock of the Company, the management and operation of the Company, the relations among the Stockholders and certain other matters;

WHEREAS, the parties intend to amend and restate the Original Agreement as specified herein;

WHEREAS, the Stockholders are the holders of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company as of the date hereof;

WHEREAS, the Stockholders desire to promote their mutual interests and the interests of the Company by providing in this Agreement for the terms and conditions governing the transfer of shares of Common Stock, the management and operation of the Company, the relations among the Stockholders and certain other matters; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that the Company enter into this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1. GENERAL PROVISIONS

1.1 Shares Subject to this Agreement. The Stockholders expressly agree that the terms and restrictions of this Agreement shall apply to all shares of Common Stock which any of them owns as of the Effective Date and all other shares of capital stock or other securities of the Company which any of them hereafter acquires by any means, including without limitation by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock or other securities of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law (such shares of capital stock and other securities described in this Section 1.1 hereinafter referred to collectively as the "Shares").

1.2 No Partnership Relationship. Notwithstanding, but not in limitation of, any other provision of this Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the Stockholders and shall not make any Stockholder the agent or partner of any other Stockholder for any purpose.

1.3 Pro Rata Fraction Defined. For purposes of this Agreement, when one or more Stockholders have the right, pursuant to any provision of this Agreement, to purchase Shares of another Stockholder (or his executors, administrators, guardian, conservator or other person that holds such Shares), each such Stockholder shall have the right to purchase its Pro Rata Fraction of the Shares so offered, determined as follows: (a) the numerator shall be the number of Shares then owned by such Stockholder and (b) the denominator shall be the aggregate number of Shares then owned by all of the Stockholders (including the Stockholder in question) exercising their right to purchase the Shares offered pursuant to the provision of this Agreement in question.

1.4 Legends on Stock Certificates. The Company will cause all certificates or other instruments representing Shares now issued and outstanding or hereafter issued and to which the provisions of this Agreement apply to be endorsed conspicuously on the face thereof with the following legends:

> "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and may not be sold, pledged, hypothecated, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the Act and all applicable state securities laws or an opinion of counsel (concurred in by counsel to the Company) that registration is not required under the Act or under applicable state securities laws."

> "The securities represented by this certificate are subject to restrictions on transfer and certain other agreements set forth in a Second Amended and Restated Stockholders Agreement dated as of November 1, 2015 by and among the Company and certain stockholders of the Company, a copy of which is available for inspection at the offices of the Company or may be available upon request."

2. RESTRICTIONS ON TRANSFER

2.1 Non-complying Transfers Prohibited. No Stockholder may sell, assign, transfer, exchange, devise, pledge, hypothecate, encumber or otherwise alienate or dispose of (each, a "Transfer") all or any Shares now owned by such Stockholder or owned by him during the term of this Agreement, or any right or interest therein, whether voluntarily or involuntarily, by operation of law, court order, foreclosure, marital property division or otherwise, except (a) in compliance with all applicable U.S. federal and state and foreign securities laws and (b) in accordance with this Agreement. If any Transfer of Shares is made or attempted contrary to the provisions of this Agreement or if any Shares are not offered as required by this Agreement, the Company or the other Stockholders shall have the right to purchase such Shares from the owner

thereof or his transferee at any time before or after the purported Transfer, as provided in Section 2.2 hereof. Further, in addition to any other legal or equitable remedies the Company or such other Stockholders may have, the Company and such other Stockholders may enforce its, his or her rights under this Agreement by action(s) for specific performance, to the extent permitted by law, or may obtain a temporary and/or permanent injunction restraining any such Transfer (no bond or other security shall be required in connection with such action). The Company may also refuse to recognize any purported transferee as a Stockholder and may continue to treat the Stockholder as a Stockholder for all purposes, including without limitation for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been complied with. The remedies provided herein are cumulative and not exclusive of any other remedies provided herein or by law.

2.2 Rights of First Refusal on Voluntary Transfers; and Tag Along Rights.

2.2.1 Offer of Shares to the Company and Other Stockholders. If at any time any Stockholder (the "Selling Stockholder") desires to Transfer all or any portion of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Stockholder shall, within five (5) business days after the Proposed Transferee has delivered such offer to the Selling Stockholder, submit a written offer (the "Offer") to the Company and the non-selling Stockholders (the "Other Stockholders") to Transfer the Shares proposed to be Transferred (the "Offered Shares") on terms and conditions, including price, not less favorable to the Company and the Other Stockholders than those on which the Selling Stockholder proposes to Transfer such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares, the total number of Shares owned by the Selling Stockholder, the terms and conditions, including price, of the proposed Transfer, and any other material facts relating to the proposed Transfer.

2.2.2 Right of First Refusal of the Company . If the Company (or any assignee of the Company) desires to acquire all or any portion of the Offered Shares, the Company (or its assignee) shall communicate in writing such election to purchase the Offered Shares to the Selling Stockholder and to the Other Stockholders within fifteen (15) business days of the date of receipt of the Offer, which communication shall state the number of Offered Shares that the Company (or its assignee) desires to purchase.

2.2.3 Right of First Refusal of Other Stockholders. If the Company (or its assignee) does not elect to purchase all or any portion of the Offered Shares, each Other Stockholder shall have the right to purchase up to that number of remaining Offered Shares as equals his Pro Rata Fraction. Each Other Stockholder desiring to purchase all or any part of the remaining Offered Shares (collectively, the "Participating Other Stockholders") shall deliver written notice to the Selling Stockholder and the Company within twenty (20) business days of the date of receipt of the Offer, which notice shall state the number of remaining Offered Shares the Participating Other Stockholder desires to purchase. Notwithstanding the foregoing, the Participating Other Stockholders' right of refusal provided in this Section 2.2.3 shall not apply with respect to Transfers of Shares to the Company.

2.2.4 Oversubscription Right. The Participating Other Stockholders shall have a right of oversubscription such that if any Participating Other Stockholder fails to accept the Offer as to all of his Pro Rata Fraction of the remaining Offered Shares, the other Participating Other Stockholders shall, among them, have the right to purchase up to the balance of the remaining Offered Shares not so purchased. Such right of oversubscription shall be exercised by a Participating Other Stockholder accepting the Offer, in accordance with Section 2.2.3, for the number of remaining Offered Shares that he would desire to purchase (even if more than his Pro Rata Fraction). If, as a result thereof, such oversubscriptions exceed the total number of remaining Offered Shares available in respect of such oversubscription privilege, the oversubscribing Other Participating Stockholders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their Pro Rata Fractions or as they may otherwise agree among themselves.

2.2.5 Agreement to Purchase and Sell; Closing. In the event that the Company (or its assignee) and/or the Other Stockholders (together, the "Purchasers") elect to purchase all of the Offered Shares, then the written notice by the Company (or its assignee) pursuant to Section 2.2.2 and, if there are any remaining Offered Shares, by each Participating Other Stockholder pursuant to Section 2.2.3, shall, when taken in conjunction with the Offer, each be deemed to constitute valid, legally binding and enforceable agreements for the sale by the Selling Stockholder to each of the Purchasers of the Offered Shares. Such sales shall be made at the offices of the Company not more than thirty (30) business days following the date of receipt of the Offer by the Company and the Other Stockholders, or such other date or place agreed to by the Selling Stockholder and the Purchasers. Such sales shall be effected by the Selling Stockholder's delivery to the Purchasers of stock assignment(s) duly endorsed for Transfer of ownership of, and all certificates representing, the Offered Shares to the Purchasers against payment to the Selling Stockholder of the purchase price therefor by the Purchasers; provided, however, that the Purchasers shall not be required to meet any non-monetary terms of the Offer, including, without limitation, delivery of other securities in exchange for the Offered Shares, but instead, shall be required to deliver to the Selling Stockholder cash in an amount equal to the fair market value of such securities, as determined by the Board of Directors of the Company in good faith.

2.2.6 Transfers to Proposed Transferee; Tag Along Rights. If the Company and the Other Stockholders do not elect to purchase all of the Offered Shares within the time frames required by Section 2.2.2 and 2.2.3, the Selling Stockholder shall not be required to Transfer any Offered Shares to the Company or the Other Stockholders and shall be free to Transfer the Offered Shares to the Proposed Transferee at any time within sixty (60) business days after the date of receipt of the Offer by the Company and the Other Stockholders, provided, that each of the Other Stockholders shall have the right (the "Tag Along Rights") to sell to the Proposed Transferee, at the same price per Share and on the same terms and conditions, such number of Shares owned by such Other Stockholder equal to the number of Offered Shares multiplied by his Pro Rata Fraction (all such Shares to be included by the Other Stockholders are hereinafter referred to as

the "Tag Along Shares"), and provided further, that the Offered Shares in the hands of the Proposed Transferee shall remain subject to this Agreement and the Proposed Transferee shall so acknowledge in writing by execution of an Instrument of Adherence, substantially in the form attached hereto as Exhibit A (an "Instrument of Adherence"), as a condition precedent to the effectiveness of such Transfer. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not Transferred within such sixty (60) business day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 2.2. The Tag Along Rights shall be exercised as set forth below:

(a) Notices of Offer and Intent to Participate. The Selling Stockholder shall provide notice to the Other Stockholders stating the name of the Proposed Transferee, the terms of the offer and the period of time available to the Other Stockholders for notifying the Selling Stockholder of their intent to participate in the sale (the "Notice Period"). The Selling Stockholder shall provide the Other Stockholders with a Notice Period of at least ten (10) business days. Any Other Stockholder wishing to exercise its Tag Along Rights shall notify the Selling Stockholder in writing of such intention as soon as practicable after such Stockholder's receipt of the notice from the Selling Stockholder and in any event within the Notice Period. If the Selling Stockholder does not receive such notice from any Stockholder within the Notice Period, the Selling Stockholder shall be free to consummate the proposed transaction without any obligation to include such Other Stockholder's Shares in such transaction.

(b) Sale of Tag Along Shares. The Selling Stockholder and each participating Other Stockholders shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the Shares proposed to be Transferred by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those stated in the Offer; provided, however, that any purchase of less than all of such Shares by the Proposed Transferee shall be made from the Selling Stockholder and each participating Other Stockholder pro rata based upon the relative amount of the Shares that the Selling Stockholder and each participating Other Stockholder are otherwise entitled to sell pursuant to this Section.

2.2.7 Permitted Transferees. The restrictions on Transfer contained in Section 2.1 and this Section 2.2 shall not apply to (a) Transfers by way of gift by a Stockholder to any member of such Stockholder's family or to any trust for the benefit of such Stockholder or any family member of such Stockholder, which trust is revocable solely by such Stockholder, (b) Transfers by a Stockholder to his guardian or conservator, (c) subject to the provisions of Section 2.3 hereof, Transfers by a Stockholder, in the event of his death, to his executor(s) or administrator(s) or to trustee(s) under his will, or otherwise by will or the laws of descent and distribution, or (d) if the Stockholder is a corporation, partnership, or limited liability company, Transfers by such Stockholder to its stockholders, partners or members, or to any other person or entity that controls, is controlled by or is under common control with (as defined in the Securities Act) such Stockholder (collectively, "Permitted Transferees"); provided, however, that in any such event the Shares so Transferred in the hands of each such Permitted Transferee shall

remain subject to this Agreement, and each such Permitted Transferee that is not already a Stockholder hereunder shall so acknowledge in writing, by executing an Instrument of Adherence as a condition precedent to the effectiveness of such Transfer. Upon such execution, Schedule A shall be amended by the Company to add such Permitted Transferee as a Stockholder. No Transfer of Shares to a Permitted Transferee shall be effective if the purpose of such Transfer shall have been to circumvent the provisions of this Agreement. As used in this Section 2.2.7, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

2.3 Prohibition on Encumbrances. No Stockholder may pledge, hypothecate or otherwise encumber his Shares in any way.

2. BOARD OF DIRECTORS

2.1 Board Composition. Each Stockholder agrees to vote all of his, her or its Shares, from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board: Francis Reynolds or any person designated by Francis Reynolds in his stead.

2.2 Removal of Directors; Filling of Vacancies. Each Stockholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 2.1 of this Agreement may be removed from office other than for cause and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 2.1 shall be filled pursuant to the provisions of Section 2.1. All Stockholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

2.3 "Drag-Along" Obligation. In the event that any person or group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) desires to acquire all or substantially all of the capital stock of the Company, whether directly or indirectly, and the Board of Directors of the Company and Stockholders holding at least sixty percent (60%) of the outstanding Shares approves such transaction and recommends it to the Stockholders, each Stockholder agrees to sell to such third party on the terms offered by such third party, a portion of the Shares owned by such Stockholder equal to the percentage of all the Shares offered to be acquired by such third party, and to execute all documents reasonably necessary to effectuate such sale.

3. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Stockholders. Each Stockholder who is an individual hereby represents and warrants to the Company and to each other Stockholder as follows:

(a) Absence of Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or default under, or conflict with, or require any consent under any term or provision of any contract, commitment, indenture, lease or other agreement to which such Stockholder is a party or by which such Stockholder or any of his assets is bound.

(b) Binding Obligation. This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors generally, and by general principals of equity and public policy.

4. MISCELLANEOUS

4.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

If to the Company:

PixarBio Corporation
200 Boston Ave
Medford, MA 02155, Suite 1875 Attn: CEO

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

4.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including, without limitation, the Original Agreement. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

4.3 Modifications and Amendments. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by Stockholders holding a majority of the Shares then held by the Stockholders. Any amendment or waiver so effected shall be binding upon the Company, the Stockholders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment or waiver. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion and (b) Schedule B hereto may be amended by the Company from to add any additional investors or stockholders without the consent of the Stockholders. The Company shall give prompt written notice of any amendment or termination of this Agreement or waiver hereunder to any Stockholder that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 4.3 shall be binding on all Stockholders, even if they do not execute such consent

4.4 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

4.5 Assignment. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

4.6 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

4.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

4.8 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such

action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 4.1 hereof.

4.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.10 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

4.11 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

4.12 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

4.13 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

4.14 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in

connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

4.15 Publicity. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other parties, except as may be required by law.

4.16 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of page left blank}

IN WITNESS WHEREOF, the Company and the Stockholders have caused this Amended and Restated Stockholders' Agreement to be executed and delivered as of the date first above written.

COMPANY:

PIXARBIO CORPORATION

Date: ________________

By: ________________________
Frank Reynolds, CEO

KEY HOLDERS:

____
Francis M. Reynolds

____
Katrin Holzhaus

INVESTORS:

By:____
Name:______________________________________
Title:_______________________________________
Address:____________________________________
____

SCHEDULE A

KEY HOLDERS

Francis M. Reynolds
Katrin Holzhaus
Robert S. Langer

SCHEDULE B

INVESTORS